Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

GALEM GROUP, INC.

(the “Company”)

WHEREAS:

A.	Emiliya Galfinger has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Jun Chen has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Emiliya Galfinger stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Jun Chen shall act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date:  August 29, 2019

/s/ Emiliya Galfinger
Emiliya Galfinger

/s/ Jun Chen
Jun Chen